UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

ACCELERON PHARMA INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36065	27-0072226
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

128 Sidney Street
Cambridge, MA	02139
(Address of principal executive	(Zip Code)
offices)

Registrant’s telephone number, including area code: (617) 649-9200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Ticker Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 per share	XLRN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 30, 2020, Acceleron Pharma Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, SVB Leerink LLC and Cowen and Company, LLC, as representatives (collectively, the “Representatives”) of the several underwriters named therein (collectively, the “Underwriters”), relating to the public offering (the “Offering”) of 4,864,864 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, at a price to the public of $92.50 per share. The net proceeds to the Company from the sale of the Shares, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, will be approximately $428.2 million. The Company has also granted the Underwriters a 30-day option to purchase up to an additional 729,729 shares of common stock from the Company at the public offering price less underwriting discounts and commissions.

The Offering was made only by means of a prospectus. An automatic shelf registration statement (including a prospectus) relating to the offering of common stock was filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2017, and became effective upon filing (Registration No. 333-220522). A preliminary prospectus supplement relating to the Offering also was filed with the SEC on June 30, 2020, and a final prospectus supplement is expected to be filed on July 2, 2020. The closing of the Offering is expected to take place on July 6, 2020, subject to the satisfaction of customary closing conditions. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Ropes & Gray LLP, counsel to the Company, has issued an opinion to the Company, dated July 1, 2020 regarding the shares to be sold in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K. Certain information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated June 30, 2020, by and among the Company and the Representatives

5.1	Opinion of Ropes & Gray LLP

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1 above)

99.1	Information relating to Part II, Item 14 “Other Expenses of Issuance and Distribution” of the Registration Statement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERON PHARMA INC.

By:	/s/ Adam M. Veness, Esq.
Adam M. Veness, Esq.
Senior Vice President, General Counsel and Secretary

Date: July 1, 2020

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